                                                               EXHIBIT 10(Q)


THE OBLIGATIONS HEREUNDER AND THE RIGHTS AND REMEDIES EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF EVEN DATE HEREWITH BETWEEN LENDER AND FOOTHILL CAPITAL CORPORATION ("FOOTHILL"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY BORROWER TO FOOTHILL PURSUANT TO THAT AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF FEBRUARY 19, 1998, BY AND AMONG BORROWER, PUBLISHING SOLUTIONS INC. AND FOOTHILL, AS AMENDED; AND EACH SUCCESSOR TO THE OBLIGATIONS AND RIGHTS OF LENDER HEREUNDER SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.





                     CREDIT FACILITY AND SECURITY AGREEMENT
                  ACCOUNTS RECEIVABLE, INVENTORY AND EQUIPMENT


         On this 29th day of September, 1999, Borrower and Lender (as hereinafter defined), in consideration of the premises, and the covenants and agreements contained herein, hereby mutually agree as follows:

1.       DEFINITIONS

"ACCOUNT" means (a) any account, and (b) any right to payment for Goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

"ACCOUNT DEBTOR" means the Person who is obligated on an Account Receivable.

"ACCOUNT RECEIVABLE" means, with respect to any Person:

         (a) any account receivable, Account, Chattel Paper, Contract Right, General Intangible, Document, or Instrument owned, acquired, or received by a Person;
         (b) any other indebtedness owed to or receivable owned, acquired, or received by a Person of whatever kind and however evidenced; and
         (c) any right, title, and interest in a Person's Goods that were sold, leased, or furnished by that Person and gave rise to either (a) or (b) above, or both of them. This includes, without limitation:
                  (l) any rights of stoppage in transit of a Person's sold, leased, or furnished Goods;

                  (2) any rights to reclaim a Person's sold, leased, or furnished Goods; and
                  (3) any rights a Person has in such sold, leased, or furnished Goods that have been returned to or repossessed by that Person.

"ADVANCE" means an advance made by Lender to Borrower, subject to the provisions, terms, and conditions of Section 2 of this Agreement.

"AFFILIATE" means any company that controls, is controlled by, or is under common control with the Borrower.

"AGREEMENT" means this Credit Facility and Security Agreement between Borrower and Lender, and includes any partial or total amendment, renewal, restatement, extension, or substitution of or for such Agreement.

"AMERICAN NATIONAL" means American National Bank of Chicago 33 North LaSalle Street, Chicago, Illinois 60690.

"BORROWER" means MULTIGRAPHICS, INC., a corporation incorporated under the laws of the State of Delaware.

"BORROWER'S LOCATION" means the location of the place (1) from which Borrower manages the main part of its business operations, and (2) where persons dealing with Borrower would normally look for credit information.

"BANKERS TRUST" means Bankers Trust Company, One Bankers Trust Plaza, 20th Floor, New York, New York 10006.

"CASH COLLATERAL ACCOUNT" means collectively account number 530051918 with American National Bank of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690 (related to lock box number 72008) and account number 00-193-463 with Bankers Trust Company, One Bankers Trust Plaza, 20th Floor, New York, New York 10006.

"CASH SECURITY" means all cash, Instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Borrower presently has or may hereafter have any claim, that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Lender.

"CHATTEL PAPER" means (a) any chattel paper, and (b) any writing or writings that evidence both a monetary obligation and a security interest in or a lease of specific Goods. If a transaction is evidenced both by such an agreement for security or a lease and by an Instrument or a series of Instruments, the group of writings taken together constitutes Chattel Paper.

"COLLATERAL" means:

      (a) all of Borrower's Accounts Receivable, whether now owned or hereafter acquired or received by Borrower;
      (b) all of Borrower's Inventory, whether now owned or hereafter acquired by Borrower;
      (c) all of Borrower's Equipment, whether now owned or hereafter acquired by Borrower;
      (d)   all funds on deposit in the Cash Collateral Account;
      (e)   all of Borrower's Cash Security;

      (f)   all of Borrower's General Intangibles
      (g)   all of Borrower's Investment Property; and
      (h) all of the Proceeds, products, profits, and rents of Borrower's Accounts Receivable, Inventory, Equipment, Cash Security, Cash Collateral Account, Investment Property and General Intangibles.

"CONTRACT RIGHT" means (a) any contract right, and (b) any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

"DEPOSIT ACCOUNT" means (a) any deposit account, and (b) any demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization, other than an account evidenced by a certificate of deposit.

"DOCUMENT" means (a) any document, (b) any document of title, including a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of Goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the Goods it covers, and (c) any receipt covering Goods stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of warehouse receipts even though issued by a Person who is the owner of the Goods and is not a warehouseman.

"ENVIRONMENTAL LAW" means any federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability upon a Person in connection with the use, release or disposal of any hazardous, toxic or dangerous substance, waste or material.

"EQUIPMENT" means:

      (a) any equipment, including without limitation, machinery, office furniture and furnishings, tools, dies, jigs, and molds;
      (b) all Goods that are used or bought for use primarily in a Person's business;
      (c)   all Goods that are not Consumer Goods, Farm Products, or Inventory;
            and
      (d) all substitutes or replacements for, and all parts, accessories, additions, attachments, or accessions to (a) to (c) above.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA AFFILIATE" means each Person (whether or not incorporated) which together with Borrower or any Affiliate would be treated as a single employer under ERISA.

"EVENT OF DEFAULT" means the occurrence of any of the events set forth in
Section 9 of this Agreement.

 "FINANCIAL IMPAIRMENT" means the distressed economic condition of a Person manifested by any one or more of the following events:

      (a) adjudicated bankruptcy or insolvency or death or discontinuation of the business of the Person;
      (b) the Person admits in writing its inability, to make timely payment upon the Person's debts, obligations, or liabilities as they mature or come due;
      (c)   assignment by the Person for the benefit of creditors;
      (d) voluntary institution by the Person or consent granted by the Person to the involuntary institution whether by petition, complaint, application, default, answer (including, without limitation, an answer or any other permissible or required responsive pleading admitting (1) the jurisdiction of the forum or (2) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;
      (e) voluntary application by the Person for or consent granted by the Person to the involuntary appointment of any receiver, trustee, or similar officer (1) for the Person or (2) of or for all or any substantial part of the Person's property;
      (f) entry, without the Person's application, approval, or consent, of any order that is not dismissed, stayed, or discharged within sixty
            (60) days from its entry, which is pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship or similar law of any jurisdiction (1) approving an involuntary petition seeking an arrangement of the Person's creditors, (2) approving an involuntary petition seeking reorganization of the Person, or (3) appointing any receiver, trustee, or similar officer (i) for the Person, or (ii) of or for all or any substantial part of the Person's property;
      (g) any judgment, writ, warrant of attachment, execution, or similar process is issued or levied against all or any substantial part of the Person's property and such judgment, writ, warrant of attachment, execution, or similar process is not released, vacated, or fully bonded within thirty (30) days after its issue or levy.

"FOOTHILL" means Foothill Capital Corporation.

"FOOTHILL OBLIGATIONS" mean the indebtedness (including interest) owed by borrower to Foothill pursuant to that Amended and Restated Loan and Security agreement dated as of February 19, 1998, by and among Borrower, Publishing Solutions Inc. and Foothill, as amended from time to time.

"FOREIGN ACCOUNT RECEIVABLE" means any Account Receivable that arises out of contracts with or orders from an Account Debtor that is not a resident of the United States.

"GENERAL INTANGIBLE" means (a) any general intangible, and (b) any personal property (including things in action) other than Goods, Accounts, Contract Rights, Chattel Paper, Documents, Instruments, and money.

"GOODS" means (a) any goods, and (b) all things which are movable at the time the security interest granted Lender under this Agreement attaches or which are fixtures but does not include money, Instruments, Documents, Accounts, Chattel Paper, General Intangibles, and Contract Rights.

"GOVERNMENT ACCOUNT RECEIVABLE" means any Account Receivable that arises out of contracts with or orders from the United States or any of its departments, agencies, or instrumentalities.

 "INSTRUMENT" means:

      (a)   any instrument;
      (b) any negotiable or nonnegotiable instrument (including, without limitation, drafts, checks, acceptances, certificates of deposit, and notes);
      (c)   any security; and
      (d)   any other writing which:
            (l)   evidences a right to the payment of money,
            (2)   is not itself a security agreement or lease, and
            (3) is of a type which in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

"INVENTORY" means:

      (a)   any inventory;
      (b)   all Goods that are raw materials;
      (c)   all Goods that are work in process;
      (d) all Goods that are materials used or consumed in the ordinary course of a Person's business;
      (e) all Goods that are, in the ordinary course of a Person's business, held for sale or lease or furnished or to be furnished under contracts of service; and
      (f) all substitutes and replacements for, and parts, accessories, additions, attachments, or accessions to (a) to (e) above.

"INVESTMENT PROPERTY" means a security, whether certificated or uncertificated; a security entitlement, a securities account, a commodity contract or a commodity account, all as defined in the Illinois Uniform Commercial Code

"LENDER" means PARAGON CORPORATE HOLDINGS INC., a Delaware corporation, whose principal office is located at 7400 Caldwell Avenue, Niles, Illinois 60714.

 "LOAN ACCOUNT" means an account maintained by Lender on its books, which will evidence all Advances, accrued interest thereon, other amounts due Lender with respect to such Advances, and all payments thereof by Borrower.

"MULTIEMPLOYER PLAN" means a plan described in ERISA that covers employees of the Borrower, any Affiliate, or any ERISA Affiliate.

"OBLIGATIONS" means any obligations arising under this Agreement or the Master Promissory Note (as defined in Section 2(a)(i), whether direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, originally contracted with Lender or another Person and now owing to or hereafter acquired in any manner partially or totally by Lender or in which Lender may have acquired a participation, contracted by Borrower alone or jointly or severally with another Person.

"ORGANIZATION" means a corporation, government or government subdivision or agency, business trust, estate, trust, limited liability company, partnership, association, two or more Persons having a joint or common interest, and any other legal or commercial entity.

"PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.

"PERSON" means an individual or an Organization.

"PLAN" means any plan (other than a Multiemployer Plan) defined in ERISA in which the Borrower or any Affiliate is, or has been at any time during the preceding two (2) years, an "employer" or a "substantial employer" as such terms are defined in ERISA.

"PROCEEDS" means (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or Proceeds, whether cash or non-cash. Cash Proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a Contract Right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, Lender's right to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Lender to Borrower's sale, exchange, collection, or other disposition of any or all of the Collateral.

"PROHIBITED TRANSACTION" means any prohibited transaction as that term is defined for purposes of ERISA.

"RELATED EXPENSES" means any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorney's fees, legal expenses, judgments, suits, and disbursements) reasonably incurred by, imposed upon, or asserted against, Lender in any attempt by Lender:

      (a) to obtain, preserve, perfect, or enforce any security interest evidenced by (i) this Agreement, or (ii) any other pledge agreement, mortgage deed, hypothecation agreement, guaranty, security agreement, assignment, or security instrument executed or given by Borrower to or in favor of Lender;

      (b) to obtain payment, performance, and observance of any and all of the Obligations;

      (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral, including, without limitation, costs and expenses for appraisals, assessments, and audits of Borrower or the Collateral; or

      (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the rate payable as set forth in Section 2 of this Agreement, but in no event greater than the highest rate permitted by law.

"REPORTABLE EVENT" means any reportable event as that term is defined for purposes of ERISA.

"SUBORDINATED DEBT" means Indebtedness of a Person that is subordinated, in a manner satisfactory to the Lender, to all indebtedness owing to the Lender.

"SUBSIDIARY" means any Person of which more than fifty percent (50%) of (i) the voting stock entitling the holders thereof to elect a majority of the Board of Directors, manager, or trustees thereof, or (ii) the interest in the capital or profits of such Person, which at the time is owned or controlled, directly or indirectly, by the Borrower or one or more other Affiliate.

"TERMINATION DATE" means March 31, 2000, or such earlier date on which the commitment of the Lender to make Advances pursuant to Section 2(a) hereof shall have been terminated pursuant to Section 9 of this Agreement.

The foregoing definitions shall be applicable to the singulars and plurals of the foregoing defined terms.

2.       STATEMENT OF TERMS

         (a)      (i)      Lender will, subject to the terms and conditions of
                           this Agreement, up to and including the Termination
                           Date, make Advances to or for the account of Borrower up to Two Million Dollars ($2,000,000) plus interest and Related Expenses. The Borrower may not repay and reborrow such maximum amount of credit. The Lender shall debit to the Loan Account the amount of each Advance made under this Agreement and all interest, other compensation, or other fees payable on all Advances and shall credit to the Loan
                           Account each payment of (a) principal and interest on account of each Advance and (b) other amounts payable under this Agreement by the appropriate entries. The
                           Loan Account shall constitute prima facie evidence of all Advances made by Lender pursuant to this Agreement. In the event of any discrepancy between the records of Lender and Borrower with regard to the Loan Account, the records of Lender shall prevail unless the Borrower notifies Lender of an error within thirty (30) business days after having discovered any such error or unless Borrower and Lender mutually agree with regard to an appropriate change in such records. The Lender's Advances pursuant to this Section 2(a) shall be evidenced by a properly executed master promissory note in the form of Exhibit A ("Master Promissory Note") with all blanks appropriately filled in.

                  (ii) As compensation for the Advances made by Lender, Borrower undertakes and agrees to pay to Lender on the first day of each calendar month interest, in arrears, at a rate equal to ten percent (10%) per annum, upon the actual daily balances in Borrower's Loan Account during the preceding month (using a day rate based upon a year of 360 days and charged for actual number of days elapsed).

                  (iii)    Notwithstanding the Lender's remedies as set forth in
                           Section 10 hereof, prior to maturity hereof, upon the occurrence of any Event of Default under this Agreement and until such Event of Default is cured by Borrower, at Lender's option and upon written notice to Borrower, the unpaid principal and accrued interest evidenced by the Loan Account shall bear interest at a rate per annum equal to 13% per annum.

                  (iv) Borrower shall repay to the Lender on September 30, 2000 the net balance in the Borrower's Loan Account.

         3.       SECURITY INTEREST IN COLLATERAL

In consideration of and as security for the full and complete payment, performance, and observance of all Obligations, Borrower does hereby (a) grant to Lender a security interest in the Collateral, whether now owned or hereafter acquired or received by Borrower, and (b) collaterally assign to Lender all of its right, title, and interest (including, without limitation, all rights to payment) arising under or with respect to all of Borrower's Accounts Receivable, whether now owned or hereafter acquired or received by Borrower, but not including any duty, obligation, or liability of Borrower with respect thereto.

         4.      WARRANTIES

Borrower represents and warrants to Lender (which representations and warranties shall survive the execution of this Agreement and all Advances) that:

                  (a) Borrower is a duly organized and existing corporation under the laws of the state of its incorporation and is duly qualified and in good standing in every state in which the conduct of its business requires it to be so qualified, except where the failure to so qualify will not have a material adverse affect on the Borrower or its business;

                  (b) The execution, delivery, and performance hereof are within Borrower's corporate powers, have been duly authorized, and are not in contravention of law or the terms of Borrower's charter, by-laws, or regulations or of any indenture, agreement, or undertaking to which Borrower is a party or by which it is bound;

                  (c) This Agreement and the other documents executed pursuant hereto have been duly executed and are valid and binding obligations of Borrower fully enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally and subject to the availability of equitable remedies and the application of equitable principles;

                  (d) Except for any security interest granted to or in favor of Lender and those liens or security interests set forth on
                  Schedule 4(d) hereto ("Permitted Liens"), Borrower is, and as to Collateral to be acquired after the date hereof will be, the owner of the Collateral free from any claim, lien, encumbrance, or security interest of any type, and Borrower agrees that it will defend the Collateral against all claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein;

                  (e) Borrower's Location and the office where Borrower keeps all of its records pertaining to its Accounts and Contract Rights is located at 431 Lakeview Court, Mt. Prospect, Illinois 60056;

                  (f) Subject to any limitation stated herein or in connection herewith, all information furnished to Lender concerning Borrower or the Collateral is, or will be at the time such information is furnished, accurate and correct in all material respects and complete insofar as is necessary to give Lender true and accurate knowledge of the subject matter;

                  (g) Borrower is the lawful owner of and has full and unqualified right to transfer a security interest in all of the Collateral to Lender. Such Collateral is not and will not, so long as Borrower has any Obligations to Lender, be subject to any adverse financing statement, encumbrance, claim, lien, or security interest of any type except for those relating to Permitted Liens and any granted to or in favor of Lender;

                  (h) Borrower has places of business or maintains its Inventory and Equipment at the locations indicated on Schedule A.


5.       COVENANTS

Borrower undertakes, covenants, and agrees that, until the full and complete payment, performance, and observance of all Obligations, Borrower:

         (a) shall promptly provide Lender with prior written notification of:
                  (1) any change in any location where Borrower's Inventory is maintained, and any new locations where Borrower's Inventory is to be maintained,
                  (2) any change in the location of the office where Borrower's records pertaining to its Accounts and Contract Rights are kept,
                  (3) the location of any new places of business and the changing or closing of any of its existing places of business,
                  (4)      any change in Borrower's name, and
                  (5)      any change in Borrower's Location;

         (b) shall promptly notify, and shall cause each Affiliate to promptly notify, the Lender in writing of (a) any future event which, if it had existed on the date of this Agreement, would have required qualification of the representations and warranties set forth in Article 4 hereof and (b) any material adverse change in the condition, business, or prospects, financial or otherwise, of the Borrower or such Affiliate;

         (c) shall promptly furnish to Lender upon request (1) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of Borrower's Accounts Receivable (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (2) any other writings and information as Lender may reasonably request;

         (d) shall upon request of Lender promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, and instruments as Lender may reasonably require, including, without limitation, financing statements, so as to completely vest in and ensure to Lender its rights hereunder and in or to the Collateral. If certificates of title are issued or outstanding with respect to any of Borrower's Inventory, Borrower will cause the interest of Lender to be properly noted thereon at Borrower's expense;

         (e) hereby authorizes Lender or Lender's designated agent (but without obligation by Lender to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Event of Default), and Borrower shall promptly repay, reimburse, and indemnify Lender for any and all Related Expenses. Lender may, at its option, debit Related Expenses directly to the Loan Account;

         (f) shall not, without the prior written consent of Lender, (1) merge, acquire or consolidate with or into, or enter into any merger agreement with any other Person, or (2) lease, sell, or transfer all or substantially all its property, assets, and business, including the stock of any Subsidiary, to any other Person or (3) allow a "change of control"; provided, however, this Section 5(f) shall not prohibit any transaction with Lenders or any of its affiliates or with any Person who satisfies in full all of Borrower's Obligations under this Agreement and the Master Promissory Note or acquires the same from Lender;

         (g) shall not, without the prior written consent of Lender, make any change in any location where Borrower's Inventory or Equipment is maintained or any change in the location of the office where Borrower's records pertaining to its Accounts and Contract Rights are kept;

         (h) shall not, and will not permit any Affiliate to, make any payment upon its outstanding Subordinated Debt, except in such manner and amounts as may be expressly authorized in any subordination agreement presently or hereafter held by the Lender.

6.       COLLECTIONS AND RECEIPT OF PROCEEDS BY BORROWER

                           (a) Prior to exercise by Lender of its rights under
                  Section 7 of this Agreement, and except as provided in Subsection 6(b) of this Agreement, both (1) the lawful collection and enforcement of all of Borrower's Accounts Receivable, and (2) the lawful receipt and retention by Borrower of all Proceeds of all of Borrower's Accounts Receivable and Inventory shall be as Lender's agent. Subsequent to payment in full of the Foothill Obligations, all such lawful collections of Borrower's Accounts Receivable and such Proceeds of Borrower's Accounts Receivable and Inventory shall be remitted daily by Borrower to the Cash Collateral Account with American National or Bankers Trust for the benefit of Lender in the form in which they are received by Borrower, either by mailing or by delivering such collections and Proceeds to American National or Bankers Trust, appropriately endorsed for deposit in the Cash Collateral Account. Borrower will not commingle such collections or Proceeds with any of Borrower's other funds or property, but will hold such collections and Proceeds separate and apart therefrom upon an express trust for Lender as its interest may appear. Lender may, in its sole discretion, at any time and from time to time, subsequent to payment in full of the Foothill Obligations, apply all or any portion of the account balance in the Cash Collateral Account (allowing two (2) days for collection and clearance of remittances, however, in the event Lender applies any proceeds from the Cash Collateral Account as a credit to any obligations due Lender and such payment includes uncollected funds, Borrower will incur a charge for those uncollected funds at the rate payable for Advances) as a credit against (1) the Loan Account, including the outstanding principal or interest of any Advance, or (2) any other Obligation, subsequent to payment in full of the Foothill Obligations. Borrower hereby irrevocably authorizes American National and Bankers Trust, at Lender's direction and in its sole discretion, at any time and from time to time, to release funds from the Cash Collateral Account to Borrower for use in Borrower's business. The balance in the Cash Collateral Account may be withdrawn by Borrower upon termination of this Agreement in accordance with Subsection 12(e) of this Agreement. Subsequent to payment in full of the Foothill Obligations, at Lender's request, Borrower will cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box in Cleveland, Ohio, designated by Lender to which Lender shall have access;

(b) Subsequent to payment in full of the Foothill Obligations, with respect to Borrower's Instruments, Chattel Paper, and Documents:
                  (1) Borrower shall daily deliver, or cause to be delivered, to Lender all of Borrower's Instruments, Chattel Paper, and Documents, appropriately endorsed either, at Lender's option, (i) to Lender's order, without limitation or qualification, or (ii) for deposit in the Cash Collateral Account. Lender, or Lender's designated agent, is hereby constituted and appointed Borrower's attorney-in-fact with authority and power to endorse any and all Instruments, Documents, and Chattel Paper upon Borrower's failure to do so. Such authority and power, being coupled with an interest, shall be (i) irrevocable until all Obligations are paid, performed, and observed in full, (ii) exercisable by Lender at any time and without any request upon Borrower by Lender to so endorse, and (iii) exercisable in Lender's name or Borrower's name;
                  (2) Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof;
                  (3) Lender shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

7.       COLLECTIONS AND RECEIPT OF PROCEEDS BY LENDER

Subsequent to payment in full of the Foothill Obligations, Borrower hereby constitutes and appoints Lender, or Lender's designated agent, as Borrower's attorney-in-fact to exercise, at any time, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment, performance, and observance of all Obligations:

         (a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the Lender's name or Borrower's name, any and all of Borrower's cash, Instruments, Chattel Paper, Documents, Proceeds of Accounts Receivable, Proceeds of Inventory, collection of Accounts Receivable, and any other writings relating to any of the Collateral;

         (b) to transmit to Account Debtors, on any or all of Borrower's Accounts Receivable, notice of assignment to Lender thereof and Lender's security interest therein and to request from such Persons at any time, in the Lender's name or in the Borrower's name, information concerning Borrower's Accounts Receivable and the amounts owing thereon;

         (c) to transmit to purchasers of any or all of Borrower's Inventory, notice of Lender's security interest therein, and to request from such Persons at any time, in Lender's name or in Borrower's name, information concerning Borrower's Inventory and the amounts owing thereon by such purchasers;

         (d) to notify and require Account Debtors on Borrower's Accounts Receivable and purchasers of Borrower's Inventory to make payment of their indebtedness directly to Lender following an Event of Default;

         (e) to take or bring, in Lender's name or Borrower's name, all steps, actions, suits, or proceedings deemed by Lender necessary or desirable to effect the receipt, enforcement, and collection of the Collateral;

         (f) to accept all collections in any form relating to the Collateral, including remittances which may reflect deductions, and to deposit the same, into Borrower's Cash Collateral Account or, at the option of Lender, to apply them as a payment against the Loan Account.

8.       INSURANCE AND USE OF INVENTORY AND EQUIPMENT

     (a)      Until any Event of Default:

                  (1) Borrower may retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon.
                  (2) Borrower may sell or lease its Inventory or Equipment in the ordinary course of business; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt, except for transfers in satisfaction of partial or total purchase money prepayments by a buyer in the ordinary course of

                           Borrower's business. Until Lender's exercise of enforcement rights with respect to such collateral following and during the continuation of any Event of Default, Borrower may also use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on Borrower's business.

         (b) Borrower shall obtain, and at all times maintain, insurance upon its Inventory and Equipment in such form, written by such companies, in such amounts, for such period, and against such risks as may be acceptable to Lender, with provisions satisfactory to Lender for payment of all losses thereunder to Lender and Borrower as their interests may appear (loss payable endorsement in favor of Lender), and, if required by Lender, Borrower will deposit the policies with Lender. Any such policies of insurance shall provide for no less than ten
                  (10) days' prior written cancellation notice to Lender. Subsequent to payment in full of the Foothill Obligations, any sums received by Lender in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Lender, be applied upon any Obligation whether or not the same is then due and payable, or may be delivered to Borrower for the purpose of replacing, repairing, or restoring its Inventory and Equipment. Borrower hereby assigns to Lender any return or unearned premium which may be due upon cancellation of any such policies for any reason and, subsequent to payment in full of the Foothill Obligations, directs the insurers to pay Lender any amount so due. Subsequent to payment in full of the Foothill Obligations, Lender or Lender's designated agent is hereby constituted and appointed Borrower's attorney-in-fact to (either in the name of Borrower or in the name of the Lender), make adjustments of all insurance losses, sign all applications, receipts, releases, and other papers necessary for the collection of any such loss, and any return or unearned premium, execute proof of loss, make settlements, and endorse and collect all Instruments payable to Borrower or issued in connection therewith. Notwithstanding any action by Lender hereunder, any and all risk of loss or damage to Borrower's Inventory and Equipment to the extent of any and all deficiencies in the effective insurance coverage thereof is hereby expressly assumed by Borrower.

9.       EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

         (a) Failure of Borrower to promptly pay, perform, or observe on or prior to the third day after the due date thereof when due, whether upon demand, at maturity, by acceleration, or otherwise, any of the Obligations;

         (b) Failure of Borrower to promptly pay, perform, or observe when due, whether upon demand, at maturity, by acceleration, or otherwise, or any event which either results in the acceleration of the maturity of, any material indebtedness, obligations, liabilities, contracts, indentures, and agreements (including, without limitation, any and all warranties, covenants, guaranties, provisions, terms, and conditions set forth or contained therein) of whatever kind and however evidenced, owed, incurred, or executed by Borrower, to, in favor of, or with any and all other Persons, and including any partial or total extension, renewal, amendment, restatement, and substitution thereof or therefor;

         (c) Any warranty, representation, or statement made or furnished to Lender in connection with this Agreement or any other writing evidencing or given as security for any of the Obligations by or on behalf of the Borrower proves to have been false in any material respect when made, furnished, or at any time thereafter;

         (d) Any "change of control" of Borrower, meaning any transaction or series of transactions which result in any Person (other than Lender or the existing shareholders of Borrower) acquiring an ownership interest (beneficial or otherwise) of twenty percent (20%) or more of the issued and outstanding shares of Borrower;

         (e)      Financial Impairment of Borrower;

If there shall occur any Event of Default set forth in (a) through (d) above, Lender, by written notice to Borrower, may (1) declare the unpaid principal of and accrued interest on all Obligations to be immediately due and payable and
(2) immediately terminate Lender's commitment to make further Advances under the Agreement, whereupon all Obligations shall become and be forthwith due and payable, and such commitment shall be terminated, without any further notice, presentment, or demand of any kind, all of which are hereby expressly waived by Borrower. If there shall occur any Event of Default set forth (e) above, all Obligations shall automatically become and be immediately due and payable, and Lender's commitment to make further advances shall automatically be terminated, without notice, presentment, or demand of any kind, all of which are hereby expressly waived by Borrower.

10.      RIGHTS AND REMEDIES UPON EVENT OF DEFAULT

Upon the occurrence of any such Event of Default and at all times thereafter, Lender shall have the rights and remedies of a secured party under the Illinois Uniform Commercial Code in addition to the rights and remedies of a secured party provided elsewhere within this Agreement or in any other writing executed by Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a reasonably convenient place to be designated by Lender. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed (deposited for delivery, postage prepaid, by U.S. mail) to either, at Lender's option (1) Borrower's Location set forth in Subsection 12(c) of this Agreement (as modified by any change therein which Borrower has supplied in writing to Lender), or (2) Borrower's address at which Lender customarily communicates with Borrower, at least ten (10) business days before the time of the public sale or the time after which any private sale or other intended disposition thereof is to be made. At any such public or private sale, Lender may purchase the Collateral. After deduction for Lender's Related Expenses, the residue of any such sale or other disposition shall be applied in satisfaction of the Obligations in such order of preference as Lender may determine. Any excess, to the extent permitted by law, shall be paid to Borrower, and Borrower shall remain liable for any deficiency.

In addition, upon the occurrence of any such Event of Default and at any time thereafter, Lender shall have the right to obtain new appraisals of Borrower or the Collateral, the cost of which shall be reimbursed by Borrower.

11.      CONDITIONS PRECEDENT TO FUTURE ADVANCES

The obligation of Lender to make any Advance to Borrower shall be subject to the conditions precedent that on or before the date of such Advance:

         (a) Borrower shall reimburse all fees, costs, expenses, and taxes then payable by Borrower and due the Lender;

         (b) The representations and warranties contained in Section 4 of this Agreement and in each document, instrument, agreement, and certificate delivered to Lender by Borrower pursuant to this Agreement shall be true and correct on and as of such date as if made on and as of such date in all material respects; no Event of Default or event or condition that, with the serving of notice or the lapse of time or both, would constitute an Event of Default shall have occurred and be continuing or would result from the making of such Advance; and Lender shall have received, if requested by Lender, a certificate of the chief executive officer or the chief financial officer of Borrower, dated as of the date of such Advance, to such effect (in the absence of Lender's request for such a certificate, Borrower's borrowing of the Advance shall itself constitute a representation to Lender to such effect);

         (c) The making of such Advance shall not contravene any law, rule or regulation applicable to Borrower or Lender;

         (d) Not later than 2:00 p.m., Cleveland time, two Business days prior to the date of the requested Advance, Lender shall have received, in writing or by telephone to be promptly confirmed in writing, a request by Borrower to Lender for an Advance in the requested amount, and a Borrower's Certificate;

         (f) With respect to the initial advance hereunder, Lender shall have received such other approvals, opinions, appraisals, or documents as it may reasonably request from time to time, all in form and substance acceptable to Lender in its sole discretion, including, without limitation, the following:

                  (i) Such Uniform Commercial Code Financing Statements as Lender may require in order to give record notice of its security interest in the items listed as Collateral;

                  (ii) Certified corporate resolutions of Borrower, and certificate(s) of good standing for Borrower from the state of its incorporation and such other states as Lender shall require, together with a certified copy of the Articles of Incorporation and Code of Regulations of Borrower;

                  (iii) UCC lien searches from such recording officers as Lender shall specify, evidencing the priority of Lender's lien(s) over any other liens or encumbrances;

                  (iv) Certificate evidencing the existence of insurance coverage required under this Agreement, together with loss payable endorsements thereto naming Lender as a loss payee and additional insured in form and substance satisfactory to Lender as its interest may appear;

                  (v) Such landlord waivers, mortgagee waivers and subordination statements as Lender may require from any landlords, mortgagees or creditors of Borrower who have or may claim any lien upon or security interest in any of the Collateral;

                  (vi) Complete and accurate copies of any instrument or document evidencing Subordinated Debt; provided, however, Lender may require that the Subordinated Note be delivered to Lender;

12.      GENERAL

         (a) If any provision, term, or portion, of this Agreement, (including, without limitation, (1) any indebtedness, obligation, liability, contract, agreement, indenture, warranty, covenant, guaranty, representation, or condition of this

                  Agreement made, assumed, or entered into, (2) any act of action taken under this Agreement, or (3) any application of this Agreement) is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other such provision, term, or portion of this Agreement, each of which shall be construed and enforced as if such illegal or invalid provision, term, or portion were not contained in this Agreement. Any illegality or invalidity of any application of this Agreement shall not affect any legal and valid application of this Agreement, and each provision, term, and portion of this Agreement shall be deemed to be effective, operative, made, entered into, or taken in the manner and to the full extent permitted by law.

         (b) Lender shall not be deemed to have waived any of Lender's rights of this Agreement or under any other agreement, instrument, or document executed by Borrower, unless such waiver is in writing and signed by Lender. No delay or omission on part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All Lender's rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument, or document shall be cumulative and may be exercised singularly or concurrently. Any written demands, written requests, or written notices to Borrower that Lender may elect to give shall be effective when deposited for delivery, postage prepaid, by U.S. mail, and addressed either, at Lender's option, to (1) Borrower's Location set forth in Subsection 12(c) of this Agreement (as modified by any change therein which Borrower has supplied in writing to Lender) or, (2) Borrower's address at which Lender customarily communicates with Borrower. If at any time or times, by assignment or otherwise, Lender transfers any of the Obligations or any part of the Collateral to another person, such transfer shall carry with it Lender's powers and rights under this Agreement with respect to the Obligation or Collateral so transferred and the transferee shall have said powers and rights, whether or not they are specifically referred to in the transfer. To the extent that Lender retains any other of the Obligations or any part of the Collateral, Lender will continue to have the rights and powers with respect to the Obligations and the Collateral as set forth in this Agreement. However, Lender may not delegate its unfunded commitment without Borrower's consent.

         (c) All written notices, requests, or other communications herein provided for must be addressed:

                           to Lender as follows:

                           Paragon Corporate Holdings Inc.
                           7400 Caldwell Avenue
                           Niles, Illinois 60714
                           Attention: John H. Fountain
                           Chairman
         with copies to:

                           David A. Zagore, Esq.
                           Squire, Sanders & Dempsey L.L.P.
                           4900 Key Tower
                           127 Public Square
                           Cleveland, Ohio 44114
                           Telephone: (216) 479-8500
                           Facsimile: (216) 479-8780

         if to the Borrower to:

                           Multigraphics Inc.
                           431 Lakeview Court
                           Mt. Prospect, Illinois  60056
                           Attention:  Mark Duchesne

         with copies to:

                           Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois  60603
                           Attention:   Jim Kaput
                           Telephone:  (312) 853-7000
                           Facsimile:   (312) 853-7036



                  or at such other address as either party may designate to the other in writing. Such communication will be effective (i) if by telex, when such telex is transmitted and the appropriate answer back is received, (ii) if given by mail, seventy-two
                  (72) hours after such communication is deposited in the U.S. mail certified mail return receipt requested, or (iii) if given by other means, when delivered at the address specified in this Section 12(c).

         (d) The laws of the State of Illinois shall govern the construction of this Agreement (including, without limitation, any terms not specifically defined in this Agreement that may be so specifically defined in the Illinois Uniform Commercial Code, and including any amendments thereof or any substitution therefor) and the rights and duties of Borrower and Lender. This agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

         (e) Borrower may terminate this Agreement by giving Lender not less than ten (10) days prior written notice of termination and by paying, performing, and observing in full all Obligations. Notwithstanding the termination of the line of credit hereunder, this Agreement and the security interest in the Collateral shall continue in full force and effect after such termination until all Obligations of Borrower to Lender have been paid, performed, and observed in full.

         (f) In this Agreement unless the context otherwise requires, words in the singular number include the plural, and in the plural number include the singular.

         (g) Borrower hereby releases Lender from and agrees to indemnify and hold harmless Lender, and its officers, agents, and employees for any and all claims of Borrower or any other Person for damage or loss caused by any act or acts under this Agreement or in furtherance of this Agreement whether by omission or commission, and whether based upon any error of judgment or mistake of law or fact (except gross negligence or willful misconduct) on the part of Lender, or its officers, agents, and employees.

         (h) Subsequent to payment in full of the Foothill Obligations, Lender has the right, in addition to all other rights and remedies available to it, to set off at any time the unpaid balance of the Loan Account and any other Obligations against any indebtedness or obligations owing Borrower by Lender including, without limitation, all Cash Security.

         (i) This Agreement is assignable by Lender upon notice to Borrower and shall be binding on Lender's respective successors, assigns, and nominees; provided, however, Lender may not delegate its commitments hereunder without Borrower consent.

         (j) This Agreement and any promissory notes or other writing executed and delivered by any Person to Lender in connection herewith integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

13.      JURY TRIAL WAIVER

BORROWER AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO ANY RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN LENDER AND BORROWER.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                  BORROWER:                 MULTIGRAPHICS, INC.


                                                     By: /s/ Mark F. Duchesne
                                                        ---------------------
                                                     Title: President & CEO



                  LENDER:                   PARAGON CORPORATE HOLDINGS INC.


                                                     By: /s/ Edward J. Suchma
                                                        ---------------------
                                                     Title: Vice President
                                                              and CFO

                                    EXHIBIT A

                             MASTER PROMISSORY NOTE

$2,000,000.00                                                September 29, 1999

On September 30, 2000, the undersigned (herein called "Borrower") promises to pay to the order of PARAGON CORPORATE HOLDINGS INC., Niles, Illinois (herein called "Lender"), the sum of Two Million Dollars ($2,000,000) or such lesser amount of Advances as shall have actually been borrowed by Borrower from Lender and not previously repaid, pursuant to the terms of a certain "Credit Facility and Security Agreement" by and between Borrower and Lender dated September 29, 1999, including any partial or total extension, restatement, renewal, amendment, and substitution thereof or therefor (herein called "Agreement") with interest payable monthly in arrears on the first day of each month, starting on the first day of the month following the month in which this Note is signed, according to the provisions set forth in Section 2(a) of the Agreement.

Borrower has collaterally assigned to Lender all of Borrower's "Accounts Receivable" and has granted to Lender a security interest in all of Borrower's "Accounts Receivable", "Inventory", "Equipment", "Cash Security", funds on deposit in the "Cash Collateral Account", certain other assets, and all "Proceeds", products, profits, and rents thereof, as security for the payment of this Note and all other "Obligations", as those terms are defined in Section 1 of the Agreement (all herein called "Obligations").

Upon the occurrence of any one or more "Events of Default", any and all Obligations shall, at the option of Lender, immediately become due and payable without demand, presentment, protest, or notice of any kind, all as provided in the Agreement.

Borrower expressly waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other person primarily or secondarily liable. Borrower understands and agrees that this Note is subject to and shall be construed according to the laws of the State of Illinois.

Reference is made to the Agreement for certain provisions concerning rights of Lender and its successors and assigns with respect to this Note, and related matters. This Note is the "Master Promissory Note" referred to in the Agreement. Borrower acknowledges that this Note was signed in Cook County, Illinois.

THE OBLIGATIONS HEREUNDER AND THE RIGHTS AND REMEDIES EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF EVEN DATE HEREWITH BETWEEN LENDER AND FOOTHILL CAPITAL CORPORATION ("FOOTHILL"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY BORROWER TO FOOTHILL PURSUANT TO THAT AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF FEBRUARY 19, 1998, BY AND AMONG BORROWER, PUBLISHING SOLUTIONS INC. AND FOOTHILL, AS AMENDED; AND EACH SUCCESSOR TO THE OBLIGATIONS AND RIGHTS OF LENDER HEREUNDER SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.




                                                  MULTIGRAPHICS, INC.


                                                  By: _________________________
                                                  Title: